EXHIBIT 23.1


                            CONSENT OF INDEPENDENT AUDITORS



   The Board of Directors
   Cablevision Systems Corporation

   We consent to the incorporation of our report, dated March 13, 2000, on the consolidated financial statements and schedule of Cablevision Systems Corporation and subsidiaries as of and for each of the years in the three-year period ended December 31, 1999, which report is included in the 1999 Annual Report on Form 10-K of Cablevision Systems Corporation incorporated by reference in this Registration Statement No. 333-41349 on Post-Effective Amendment No. 3 to Form S-8 of Cablevision Systems Corporation, dated March 30, 2001.



   /s/ KPMG LLP
   -------------------

   Melville, New York
   March 30, 2001